Exhibit 99.6

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

VENTOUX CCM ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward Scheetz and Matthew MacDonald (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies, to vote all of the shares of Common Stock of Ventoux CCM Acquisition Corp. (the “Company” or “VTAQ”), that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on [●], 2022 at [●] a.m. Eastern time, via a virtual meeting (the “Special Meeting”), and at any adjournments and/or postponements thereof.
The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, signed and dated on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on [●], 2022.

This notice of Special Meeting and the accompanying Proxy Statement are available at:

[●]

VENTOUX CCM ACQUISITION CORP.— THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS	Please mark vote as indicated in this example	☒

Proposal No. 1 — The Business Combination Proposal— to consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of November 10, 2021 (the “Merger Agreement”), by and among VTAQ, Ventoux Merger Sub I Inc., a Delaware corporation and a direct, wholly-owned subsidiary of VTAQ (“Ventoux Merger Sub I”), Ventoux Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of VTAQ (“Ventoux Merger Sub II”), and E La Carte, Inc., a Delaware corporation (d/b/a Presto, Inc. “Presto”), pursuant to which (a) Ventoux Merger Sub will merge with and into Presto (the “First Merger”), with Presto being the surviving entity in the First Merger and continuing (immediately following the First Merger) as a wholly-owned subsidiary of VTAQ (the “Surviving Corporation”) and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Ventoux Merger Sub II (the “Second Merger”), with Ventoux Merger Sub II being the surviving entity in the Second Merger and continuing (immediately following the Second Merger) as a wholly-owned subsidiary of VTAQ, which will be renamed “Presto Technologies, Inc.” (“New Presto”) (the “Business Combination” and such proposal, the “Business Combination Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The Charter Amendment Proposal — assuming the Business Combination Proposal is approved and adopted, to consider and vote on a proposal to adopt the proposed second amended and restated certificate of incorporation of VTAQ (the “Proposed Certificate of Incorporation”) attached hereto as Annex B (the “Charter Amendment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Governance Proposal — to consider and vote, on a non-binding advisory basis, on eight separate governance proposals relating to the following material differences between the Current Charter and the Proposed Certificate of Incorporation (collectively, the “Governance Proposal”):

Governance Proposal A — to amend the name of VTAQ to “Presto Technologies, Inc.” from “Ventoux CCM Acquisition Corp.” and remove certain provisions related to VTAQ’s status as a special purpose acquisition company that will no longer be relevant following the closing of the Business Combination;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal B — to increase the authorized shares of (i) common stock, par value $0.0001 par value (the “Common Stock”) from 50,000,000 shares to 180,000,000 shares and (ii) preferred stock from 1,000,000 shares to 1,500,000 shares;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal C — to require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of New Presto entitled to vote generally in the election of directors, voting together as a single class, to adopt, amend or repeal New Presto’s bylaws;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal D — to require, subject to the special rights of the holders of any series of Preferred Stock, that no director may be removed from the board of directors of New Presto (the “New Presto Board”) except for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of capital stock of New Presto entitled to vote generally in the election of directors voting together as a single class;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal E — to require that unless two-thirds of the New Presto Board approves such an amendment or repeal of the Supermajority Provisions, the vote of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of New Presto entitled to vote generally in the election of directors, voting together as a single class to amend or repeal certain provisions in the Proposed Charter relating to the Supermajority Provisions;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal F — to require that special meetings of stockholders of New Presto may be called only by the Chairperson of the New Presto Board, the Chief Executive Officer or the New Presto Board acting pursuant to a resolution adopted by a majority of the Whole Board, and may not be called by any other person or persons;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal G — to classify the New Presto Board into three classes, with each class consisting, as nearly as may be possible, of one third of the total number of directors constituting the whole board. Each director shall hold office for a three-year term or until the next annual meeting of stockholders at which such director’s class is up for election or his or her earlier resignation, removal or death, with the term for Class I directors expiring at the annual meeting of stockholders to be held in 2022, the term of the Class II directors expiring at the annual meeting of stockholders to be held in 2023 and the term of the Class III directors expiring at the annual meeting of stockholders to be held in 2024; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal H — to require that stockholders of New Presto only act at annual and special meetings of stockholders and not by written consent;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — The Stock Issuance Proposal — to consider and vote on a proposal to approve, for purposes of complying with Nasdaq Rules 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Common Stock and the resulting change in control in connection with the Business Combination (the “Stock Issuance Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — The PIPE Proposal — to consider and vote on a proposal to approve, for the purposes of complying with Nasdaq Rules 5635(d) the issuance of more than 20% of the issued and outstanding Common Stock in the PIPE Investment (as defined in the accompanying proxy statement/prospectus), upon the completion of the Business Combination, to the extent such issuances would require a stockholder vote (the “PIPE Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — The Directors Proposal — to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination seven directors to serve staggered terms on the New Presto Board until the 2022, 2023 and 2024 annual meeting stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal (the “Directors Proposal,” and, together with Business Combination Proposal, the Stock Issuance Proposal, the Charter Amendment Proposal, the Incentive Plan Proposal and the ESPP Proposal, the “Condition Precedent Proposals”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — The Incentive Plan Proposal — to consider and vote on a proposal to approve the 2022 Incentive Award Plan (the “Incentive Plan”), a copy of which is annexed to this proxy statement/prospectus as Annex D, in connection with the Business Combination (the “Incentive Plan Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8 — The 2022 Employee Stock Purchase Plan Proposal — to consider and vote on a proposal to approve the 2022 Employee Stock Purchase Plan (the “ESPP”), a copy of which is annexed to this proxy statement/prospectus as Annex E, in connection with the Business Combination (the “ESPP Proposal”); and	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 9 — The Adjournment Proposal — to approve, if necessary, a proposal to adjourn the Special Meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the any of the condition precedent proposals or if we determine that one or more of the closing conditions under the Merger Agreement is not satisfied or waived (the “Adjournment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2022

Signature

(Signature if held Jointly)
When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR all proposals. If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.